UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2025

Loar Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42030	82-2665180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 New King Street,

White Plains, New York 10604

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 909-1311

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	LOAR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 20, 2025 (the “Signing Date”), Loar Group Inc. (“Purchaser”), a Delaware corporation and wholly-owned subsidiary of Loar Holdings Inc. (the “Registrant,” “we,” “us” or “our”), entered into a Put Option (the “Put Option”) with Ace Aèro Partenaires, a société de libre partenariat organized under the laws of France (“AAP Support”), Ace LMB Fund, a fund represented by its management company, Tikehau Investment Management, a société par actions simplifiée organized under the laws of France (“Tikehau”), Thomas Bernard, a French citizen (“Bernard”), Amundi Private equity Funds (“Amundi”) and certain other persons set forth in a schedule to the Put Option (collectively with AAP Support, Tikehau, Amundi and Bernard, the “Sellers”). Pursuant to the Put Option, Purchaser irrevocably and unconditionally agreed to acquire from the Sellers all of the issued and outstanding equity interests of ASC3 LMB Topco, a société par actions simplifiée organized under the laws of France (the “Topco”) and ASC3 LMB FinCo, a société par actions simplifiée organized under the laws of France (“FinCo”, and, together with Topco and their direct and indirect subsidiaries, “LMB”)), in exchange for cash consideration of approximately €365 million, plus the assumption of net debt which is payable at closing (estimated to be €44.3 million) and on the terms set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), a form of which is attached as an exhibit to the Put Option (the “Transaction”). It is a condition to the exercise of the Put Option that the social and economic committee (comité social et économique) of LMB S.A.S., a subsidiary of Topco shall be informed and consulted on the Transaction in accordance with article L. 2312-8 of the French Labor Code (the “Consultation Process”).

Pursuant to the Purchase Agreement, the Registrant will agree to guarantee the full, due and punctual performance and compliance by the Purchaser of all its obligations, commitments, undertakings, representations and warranties under or pursuant to the Purchase Agreement.

Additionally, on the date the Purchase Agreement is executed, Purchaser and some Sellers (together, the “Warrantors”), will enter into a Warranty Agreement pursuant to which the Warrantors will make certain customary representations and warranties in favor of Purchaser (the “Warranty Agreement”).

Subject to the completion of the Consultation Process and the satisfaction or waiver of customary closing conditions, the Transaction is expected to close before the end of the third quarter of 2025.

Founded over 60 years ago, LMB is a global specialty player in the design and production of tailor-made high-performance fans and motors. Leveraging its many decades of expertise and proprietary designs, LMB provides the market with 2000+ unique fans, blowers, motors and specialized rotating machines.

Put Agreement

On the Signing Date, Purchaser and the Registrant entered into the Put Option with the Sellers pursuant to which Purchaser irrevocably and unconditionally agreed to acquire from the Sellers all of the issued and outstanding equity interests of LMB, and on the terms set forth in the Purchase Agreement.

Pursuant to the Put Option, certain of the Sellers may exercise the Put Option by providing notice to Purchaser of such exercise and delivering a duly signed Purchase Agreement. Upon receipt by Purchaser of the notice and duly signed Purchase Agreement, the Purchaser is obligated to execute, and cause the Registrant to execute, the Purchase Agreement.

As a result of entering into the Put Option and during the pendency of the Consultation Process, Purchaser has been granted exclusivity by the Sellers to purchase LMB. The Put Option is valid and binding until the earlier of (i) the tenth (10th) business day following the completion of the Consultation Process and (ii) May 31, 2025, which is subject to automatic extension to the date which is the fifth business day after the sending of a put exercise notice if validly sent in accordance with the terms of the Put Option.

Warranty Agreement

Pursuant to the Warranty Agreement, each of the Warrantors will make certain customary representations and warranties in favor of Purchaser, provided that the aggregate liability of the Warrantors is, except in the case of fraud, capped at one euro (€1.00). In connection with the Warranty Agreement, Purchaser has secured a customary representation and warranty insurance policy insuring the accuracy of the representations and warranties provided in the Warranty Agreement.

Securities Purchase Agreement

Pursuant to the Purchase Agreement, Purchaser will purchase all of the outstanding equity securities of LMB for approximately €365 million, plus the assumption of net debt which is payable at closing (estimated to be €44.3 million).

Under the Purchase Agreement, Purchaser and Sellers will make customary representations and warranties and have agreed to be bound to customary covenants for transactions of this type. The closing of the Transaction is subject to obtaining the approval of the French Ministry of Economy for the Transaction (the “Approval”).

The Purchase Agreement contains customary termination rights for the parties thereto. Pursuant to the Purchase Agreement, the Registrant will agree to guarantee the full, due and punctual performance and compliance by the Purchaser of all its obligations, commitments, undertakings, representations and warranties under or pursuant to the Purchase Agreement.

Debt Financing Arrangements

In connection with, and concurrently with the entry into, the Put Option, Purchaser entered into an Incremental Term Facility Commitment Letter, dated the Signing Date (the “Commitment Letter”), with Blackstone Alternative Credit Advisors LP (on behalf of the funds, accounts and clients managed, advised or sub-advised by it or its affiliates, “Blackstone Credit”), pursuant to which Blackstone Credit has committed, subject to the satisfaction of customary conditions, to provide Purchaser with an incremental term loan facility in an amount equal to the U.S. dollar equivalent of €400.0 million (the “Incremental Loan Facility”). The loans under the Incremental Loan Facility (i) will mature on May 10, 2030, which is the same date as the term loans under the Registrant’s existing credit agreement (the “Initial Term Loans”), (ii) will amortize in equal quarterly installments in aggregate annual amounts equal to 1.00% per annum of the original principal amount of the loans, (iii) will bear the same interest rate as the Initial Term Loans (at the Registrant’s election, interest will accrue at the SOFR rate (subject to a floor of 1.00% per annum) plus the applicable margin of 4.75% or at the base rate plus the applicable margin of 3.75% as long as the Registrant maintains a leverage ratio of less than 5.5 to 1), (iv) will be secured on a pari passu basis with the Initial Term Loans and (v) will have the same guarantees and guarantors as the Initial Term Loans. “SOFR” means the term rate for the applicable interest period based on the Secured Overnight Financing Rate.

The Registrant currently intends to finance the cash portion of the purchase price pursuant to the Transaction and related fees and expenses with borrowings under the Registrant’s existing credit agreement and cash on hand. Funds, clients and accounts managed, advised or sub-advised by Blackstone Credit or its affiliates held approximately 13% of the shares of the Registrant’s common stock outstanding as of the closing of its public offering on December 12, 2024.

The above summaries of the Put Option, Warranty Agreement, Purchase Agreement and Commitment Letter do not purport to be complete and are qualified in their entirety by reference to the Put Option, Warranty Agreement, form of Purchase Agreement and Commitment Letter, copies of which will be filed by Amendment on Form 8-K/A to this Current Report on Form 8-K within four business days of the date of the hereof as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On February 20, 2025, the Registrant issued a press release reporting preliminary fourth quarter and full year 2024 results, as well as announcing that the Purchaser had entered into the Put Option and Commitment Letter. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

The information in Item 2.02 and in the accompanying Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such a filing.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Forward-Looking Statements

This Current Report on Form 8-K includes express or implied forward-looking statements. Forward-looking statements include all statements that are not historical facts including those that reflect our current views with respect to, among other things, our operations and financial performance, our preliminary estimated financial results for the fourth quarter and full year ended December 31, 2024, our ability to timely close on the acquisition of LMB, our ability to finance such acquisition and the expected financial performance of LMB. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” the negative version of these words or similar terms and phrases may identify forward-looking statements in this Current Report on Form 8-K, but the absence of these words does not mean that a statement is not forward-looking.

Actual results may differ materially from our expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. We believe that these factors include but are not limited to the following: the almost exclusive focus of our business on the aerospace and defense industry; our heavy reliance on certain customers for a significant portion of our sales; the fact that we have in the past consummated acquisitions and our intention to continue to pursue acquisitions, and that our business may be adversely affected if we cannot consummate acquisitions on satisfactory terms, or if we cannot effectively integrate acquired operations; and the other risks and uncertainties described under “Risk Factors” of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the Securities and Exchange Commission (“SEC”) on November 13, 2024, and other periodic reports filed by us from time to time with the SEC.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in the forward-looking statements. Any forward-looking statement made by us in this Current Report on Form 8-K speaks only as of the date of this Current Report on Form 8-K and is expressly qualified in its entirety by the cautionary statements included in this Current Report on Form 8-K. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 20, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: February 20, 2025	Loar Holdings Inc.

	By:	/s/ Michael Manella
	Name:	Michael Manella
	Title:	Vice President, General Counsel and Secretary